SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2002

STANDARD MANAGEMENT CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	0-20882	35-1773567

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10689 North Pennsylvania Street, Indianapolis, Indiana	46280

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(317) 574-6200

N/A

(Former name or former address, if changed since last report)

TABLE OF CONTENTS

Item 2 Disposition of Assets
Item 7 Financial Statements
Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2002
Unaudited Pro Forma Consolidated Statement of Income – Six Months Ended June 30, 2002
Unaudited Pro Forma Consolidated Statement of Income – Year Ended December 31, 2001
Notes to Unaudited Pro Forma Consolidated Financial Statements
Structure of the Sale of our International Operations
Signatures

Item 2 – Disposition of Assets

     On May 24, 2002, we signed an agreement to sell 100% of the shares of Premier Life (Luxembourg) S.A. and the portfolio of Premier’s business in Bermuda (collectively our “International Operations”) to Winterthur Life, a division of Credit Suisse Group for a sale price of approximately $27.7 million (the “Transaction”). The sales price was determined through arms-length negotiations.

     On August 14, 2002 we closed the sale of our Bermuda operations and received net proceeds of $8.2 million. We recorded a gain on sale, net of related costs, of $4.2 million in our second quarter 2002 financial statements. A Form 8-K was filed on August 30, 2002 as a result of the sale of our Bermuda operations.

     On September 17, 2002, we closed the sale of Premier Life (Luxembourg) S.A. and received net proceeds of $16.7 million. We will record a gain on sale, net of related costs, of approximately $9.1 million in our third quarter 2002 financial statements.

     Refer to Item 7 (b) for pro forma financial information filed with this 8-K.

Item 7 – Financial Statements

(b)	Pro forma Consolidated Financial Information

The following unaudited pro forma consolidated balance sheet as of June 30, 2002, and the unaudited pro forma consolidated statements of income for the six month period then ended and the year ended December 31, 2001 give effect to the sale of our International Operations. The adjustments related to the unaudited pro forma consolidated balance sheet assume the sale occurred June 30, 2002, while the unaudited pro forma consolidated statements of income assume the sale occurred January 1, 2001.

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and related footnotes included in our Annual Report on Form 10-K for the year ended December 31, 2001.

     The information contained in this Form 8-K contains forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in Standard Management’s SEC filings, including but not limited to our annual report on Form 10-K for the year ended December 31, 2001 and its other reports filed with the Securities and Exchange Commission. Standard Management Corporation disclaims any obligation or duty to update or correct any of its forward-looking statements.

STANDARD MANAGEMENT CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
JUNE 30, 2002
(Dollars in Thousands)

	Historical		Pro Forma	Pro Forma
	Balances		Adjustments	Balances

ASSETS
Investments:
Securities available for sale:
Fixed maturity securities at fair value	$1,169,097		$—	$1,169,097
Mortgage loans on real estate	4,773		—	4,773
Policy loans	12,703		—	12,703
Real estate	3,662		—	3,662
Equity-indexed call options	1,443		—	1,443
Short-term investments	2,011	(1)	20,710	22,721
Other invested assets	776		—	776

Total investments	1,194,465		20,710	1,215,175
Cash	7,108		—	7,108
Accrued investment income	17,732		—	17,732
Amounts due and recoverable from reinsurers	40,206		—	40,206
Deferred policy acquisition costs	134,070		—	134,070
Present value of future profits	20,275		—	20,275
Goodwill	6,199		—	6,199
Property and equipment	12,204		—	12,204
Other assets	14,971		—	14,971
Assets of discontinued operations	459,593	(1)	(458,510)	1,083

Total assets	$1,906,823		$(437,800)	$1,469,023

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Insurance policy liabilities	$1,326,184		$—	$1,326,184
Accounts payable and accrued expenses	4,794		—	4,794
Obligations of capital lease	1,001		—	1,001
Mortgage payable	6,834		—	6,834
Notes payable	18,500	(1)	(3,750)	14,750
Deferred federal income taxes	6,504	(1)	2,100	8,604
Liabilities of discontinued operations	446,266	(1)	(445,256)	1,010

Total liabilities	1,810,083		(446,906)	1,363,177

Company-obligated trust preferred securities	20,700		—	20,700
Shareholders’ equity:
Preferred stock, no par value	—		—	—
Common stock and additional paid-in capital; no par value	63,597		—	63,597
Treasury stock	(7,594)		—	(7,594)
Accumulated other comprehensive loss	(3,808)		—	(3,808)
Retained earnings	23,845	(1)	9,106	32,951

Total shareholders’ equity	76,040		9,106	85,146

Total liabilities and shareholders’ equity	$1,906,823		$(437,800)	$1,469,023

See Accompanying Notes

STANDARD MANAGEMENT CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
SIX MONTHS ENDED JUNE 30, 2002
(Dollars in Thousands, except per share data)

	Historical		Pro Forma	Pro Forma
	Balances		Adjustments	Balances

	(Unaudited)
Revenues:
Premium income	$4,222		$—	$4,222
Net investment income	35,644	(3)	644	36,288
Call option losses	(6,991)		—	(6,991)
Net realized investment losses	(8,898)		—	(8,898)
Policy income	3,723		—	3,723
Fees and other income	1,708		—	1,708

Total revenues from continuing operations	29,408		644	30,052
Benefits and expenses:
Benefits and claims	4,774		—	4,774
Interest credited to interest-sensitive annuities and other financial products	18,133		—	18,133
Amortization	6,128		—	6,128
Commission expenses	1,032		—	1,032
Other operating expenses	5,112	(2)	500	5,612
Interest expense and financing costs	2,234	(3)	(99)	2,135

Total benefits and expenses from continuing operations	37,413		401	37,814
Loss before federal income taxes (benefits)	(8,005)		243	(7,762)
Federal income tax expense (benefits)	(5,633	)(2)	550	(4,000)
	—	(2)	1,000	—
	—	(4)	83	—

Loss from continuing operations	(2,372)		(1,390)	(3,762)
Discontinued operations:
Income from discontinued operations (less taxes (benefits) of $550 and $(550), respectively)	1,068	(1)	(1,068)	—
Gain from the sale of discontinued operations (less taxes (benefits) of $2,169 and $(2,169), respectively)	4,210	(1)	(4,210)	—

Total discontinued operations	5,278		(5,278)	—

Net income (loss)	$2,906		$(6,668)	$(3,762)

Earnings per share — basic:
Loss from continuing operations	$(0.31)		$(0.18)	$(0.49)
Discontinued operations:
Income from discontinued operations	0.14		(0.14)	—
Gain from the sale of discontinued operations	0.55		(0.55)	—

Total discontinued operations	0.69		(0.69)	—

Net income (loss)	$0.38		$(0.87)	$(0.49)

Earnings per share – diluted:
Loss from continuing operations	$(0.29)		$(0.18)	$(0.47)
Discontinued operations:
Income from discontinued operations	0.13		(0.13)	—
Gain from the sale of discontinued operations	0.52		(0.52)	—

Total discontinued operations	0.65		(0.65)	—

Net income (loss)	$0.36		$(0.83)	$(0.47)

Weighted average shares outstanding — basic	7,610,705		7,610,705	7,610,705
Weighted average shares outstanding — diluted	8,016,260		8,016,260	8,016,260

See Accompanying Notes

STANDARD MANAGEMENT CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2001
(Dollars in Thousands, except per share data)

	Historical		Pro Forma	Pro Forma
	Balances (5)		Adjustments	Balances

Revenues:
Premium income	$9,419		$—	$9,419
Net investment income	58,539	(3)	1,288	59,827
Call option losses	(5,906)		—	(5,906)
Net realized investment losses	(6,546)		—	(6,546)
Policy income	7,347		—	7,347
Fees and other income	7,721		—	7,721

Total revenues from continuing operations	70,574		1,288	71,862
Benefits and expenses:
Benefits and claims	7,087		—	7,087
Interest credited to interest-sensitive annuities and other financial products	30,227		—	30,227
Amortization	8,931		—	8,931
Commission expenses	9,262		—	9,262
Other operating expenses	11,166	(2)	1,000	12,166
Interest expense and financing costs	3,492	(3)	(199)	3,293

Total benefits and expenses from continuing operations	70,165		801	70,966
Income before federal income taxes	409		487	896
Federal income tax expense (benefits)	195	(2)	(32)	329
	—	(4)	166	—

Income from continuing operations	214		353	567
Discontinued operations:
Income from discontinued operations (less taxes (benefits) of $(185) and $185, respectively)	1,566	(1)	(1,566)	—
Gain from the sale of discontinued operations (less taxes of $4,269)	—	(1)	13,316	13,316

Total discontinued operations	1,566		11,750	13,316

Net income	$1,780		$12,103	$13,883

Earnings per share — basic:
Income from continuing operations	$0.03		$0.04	$0.07
Discontinued operations:
Income from discontinued operations	0.21		(0.21)	—
Gain from the sale of discontinued operations	—		1.76	1.76

Total discontinued operations	0.21		1.55	1.76

Net income	$0.24		$1.59	$1.83

Earnings per share – diluted:
Income from continuing operations	$0.03		$0.04	$0.07
Discontinued operations:
Income from discontinued operations	0.20		(0.20)	—
Gain from the sale of discontinued operations	—		1.71	1.71

Total discontinued operations	0.20		1.51	1.71

Net income	$0.23		$1.55	$1.78

Weighted average shares outstanding-basic	7,545,889		7,545,889	7,545,889
Weighted average shares outstanding-diluted	7,765,378		7,765,378	7,765,378

See Accompanying Notes

Notes to Unaudited Pro Forma Consolidated Financial Statements

     In connection with the sale of our International Operations, the following pro forma adjustments are being made to our historical consolidated balance sheets and condensed statements of income. The objective of these adjustments is to illustrate the possible scope of the change in our historical consolidated financial position and results of operations as a result of the sale of our International Operations. The unaudited pro forma consolidated balance sheet assumes the sale occurred June 30, 2002. The unaudited pro forma consolidated statement of income assumes the sale occurred as of January 1, 2001.

     The unaudited pro forma consolidated financial statements do not purport to be indicative of the financial position or operating results which would have been achieved had the sale been consummated as of the dates indicated and should not be construed as a representation of our future financial or operating results.

     The following describes the pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial statements.

STRUCTURE OF THE SALE OF OUR INTERNATIONAL OPERATIONS

1)	To consummate the sale of our International Operations, we:

i)	Eliminated assets and liabilities related to our International Operations,

ii)	Eliminated income from discontinued operations attributable to our International Operations,

iii)	Eliminated the gain on sale of our Bermuda operations from our consolidated statement of income for the six months ended June 30, 2002,

iv)	Reflected the gain on the sale of Premier Life (Luxembourg) S.A. in our balance sheet, and

v)	Reflected the gain from our International Operations in our consolidated statement of income for the year ended December 31, 2001.

Pro forma adjustments reflect the transfer of the aforementioned assets and liabilities.

2)	Other operating expenses and federal tax expense were adjusted for management fees and tax sharing payments from our International Operations to SMC. In addition, we released certain net operating loss carryforwards as a result of the sale.

3)	As party to this sale, we paid $3.8 million of principal towards our notes payable and invested the remaining proceeds at an average interest rate of 6.2% based on our new money rates.

4)	The income tax effects resulting from pro forma adjustments have been reflected at a rate of 34%.

5)	The historical financial statements for the year ended December 31, 2001 have been reclassified to present discontinued operations.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MANAGEMENT CORPORATION

	By:	/s/ RONALD D. HUNTER

Ronald D. Hunter Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

	By:	/s/ GERALD R. HOCHGESANG

Gerald R. Hochgesang Senior Vice President and Treasurer (Chief Accounting Officer)

Dated: October 1, 2002